Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-1 of reAlpha Tech Corp. of our reports with respect to the financial statements of InstaMortgage Inc. appearing in the Current Report on Form 8-K/A of reAlpha Tech Corp. filed with the Securities and Exchange Commission on October 19, 2026.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

By:	/s/ FM Financial Services LLC
FM Financial Services LLC
Sugarland, Texas

Date: October 20, 2026